UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
110 Turnpike Road, Suite 203 Westborough, Massachusetts	01581
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (508) 871-7046

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

        TC PipeLines, LP owns a 30% general partner interest in Northern Border Pipeline Company. The remaining 70% is owned by Northern Border Partners, L.P., a publicly traded limited partnership controlled by ONEOK, Inc.

        Northern Border Pipeline has advised us that on December 1, 2004, it redeemed $75 million of its 6.25% senior notes due 2007 utilizing its existing bank credit facility. On November 30, 2004, Northern Border Pipeline issued an equity cash call to its partners in the total amount of $75 million to be paid on December 22, 2004. Our portion of this equity contribution is $22.5 million (30%) and will be funded by cash on hand and borrowings under our existing credit facilities.

        Northern Border Pipeline further advises that the additional equity contribution will be utilized to repay its existing bank debt and thereby reduce its debt leverage in light of existing business conditions. Further, this equity contribution will reduce the previously approved 2007 equity cash call from $90 million (our portion being $27 million) to $15 million ($4.5 million).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PIPELINES, LP
	By:	TC PipeLines GP, Inc., its general partner
Date: December 3, 2004	By:	/s/ RUSSELL K. GIRLING Russell K. Girling Chief Financial Officer